UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 30, 2018

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

1.01 Entry in a Material Definitive Agreement.

Amendment to Credit Agreement
On March 30, 2017, MiMedx Group, Inc. (the "Company") and certain of its subsidiaries entered into a Third Amendment (the "Credit Agreement Amendment") to the Credit Agreement, dated as of October 12, 2015 (the "Credit Agreement"), by and among the Company, certain subsidiaries of the Company party thereto, as guarantors, certain lenders party thereto, and Bank of America, N.A., as administrative agent. The Credit Agreement, the First Amendment to the Credit Agreement, and the Second Amendment to the Credit Agreement were previously disclosed in Current Reports on Form 8-K dated October 12, 2015, January 10, 2016, and October 2, 2017, which disclosures are incorporated herein by reference. The following is a summary of the material terms of the Credit Agreement Amendment.

The Credit Agreement Amendment amends and modifies the Credit Agreement primarily (i) to provide a mechanism to determine a successor reference rate to LIBOR if, among other things, LIBOR becomes unavailable or is generally replaced as a benchmark interest rate in the market, (ii) to impose as a condition to any borrowing or letter of credit issuance the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2017 (the "2017 10-K"), together with the filing of any of the Company’s quarterly reports on Form 10-Q required to be delivered at the time of the filing of the 2017 10-K (collectively, together with the 2017 10-K, the "Specified Filings"), and (iii) to extend the deadline under the Credit Agreement for the filing of the Specified Filings to on or before August 28, 2018. The foregoing description is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1, and incorporated herein by reference.

The Credit Agreement has been in place since October 10, 2015 and to date the Company has not drawn on it. The Company continues to believe that its cash from operating activities, existing cash and cash equivalents will enable it to meet its operational liquidity needs and fund its planned investing activities for the next twelve months. The foregoing statement is a forward looking statement and is subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statement. Actual results may differ from those set forth in the forward-looking statement. For more detailed information on the risks and uncertainties, please review the Risk Factors section of the Company's most recent annual report or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this report and the Company assumes no obligation to update any forward-looking statement.
Also, as the Company noted in its February 20, 2018 press release, the Company will not be in a position to release its audited financial results and file its Annual Report on Form 10-K until the Company’s Audit Committee completes its investigation; no inference should be drawn as to when such investigation might be complete by the length of the extension granted by the lenders party to the Credit Agreement for the Company to file the Specified Filings.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1
Third Amendment dated as of March 30, 2018, to Credit Agreement dated as of October 12, 2015, by and among MiMedx Group, Inc., a Florida corporation, the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of American, N.A., in its capacity as administrative agent.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: April 3, 2018	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer